THE CINCINNATI GAS & ELECTRIC COMPANY

                                       AND

                              THE FIFTH THIRD BANK,
                                            Trustee



                          Fifth Supplemental Indenture

                            Dated as of June 9, 1998

                                       To

                                    Indenture

                            Dated as of May 15, 1995



                  6.35% REset Put Securities (REPSsm) Due 2038

         FIFTH SUPPLEMENTAL INDENTURE, dated as of June 9, 1998 (this "Fifth Supplemental Indenture"), between The Cincinnati Gas & Electric Company, a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Company"), having its principal office at 139 East Fourth Street, Cincinnati, Ohio 45202, and The Fifth Third Bank, an Ohio banking corporation, as Trustee (herein called the "Trustee") under the Indenture dated as of May 15, 1995 between the Company and the Trustee (the "Original Indenture").


                             Recitals of the Company


         The Company has executed and delivered the Original Indenture to the Trustee to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as in the Original Indenture provided.

         Pursuant to the terms of the Original Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.35% REset Put Securities (REPSsm) (herein called the "Debentures"), in this Fifth Supplemental Indenture.

         All things necessary to make this Fifth Supplemental Indenture a valid agreement of the Company have been done.

         Now, Therefore, This Fifth Supplemental Indenture Witnesseth:

         For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:



                                   ARTICLE ONE

                                  Defined Terms

     Section 101. Defined Terms. Except as otherwise expressly provided in this Fifth Supplemental Indenture or in the form of Debenture or otherwise clearly required by the context hereof or thereof, all capitalized terms used and not defined herein or in said form of Debenture that are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture. The Original Indenture, as supplemented from time to time, including by this Fifth Supplemental Indenture, is hereafter referred to as the "Indenture".

                                   ARTICLE TWO

                             Terms of the Debentures

     Section 201. Establishment of the Debentures. There is hereby authorized a series of Securities designated the "6.35% REset Put Securities (REPSsm) Due 2038", limited in aggregate principal amount to $100,000,000. The Debentures shall be substantially in the form set forth in Exhibit A hereto and shall include substantially the legend shown so long as the Debentures are Global Securities.

     Section 202. Terms of the Debentures. The Debentures will be issued and maintained exclusively in the form of a registered Global Security without coupons, registered in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary" or "DTC") except in the limited circumstances described in Section 305 of the Original Indenture, and beneficial interests therein may be acquired, or subsequently transferred, only in denominations of $1,000 or integral multiples thereof. The provisions of Section 305 of the
Original   Indenture   applicable  to  Global  Securities  shall  apply  to  the
Debentures.

     The Debentures will bear interest at the rate of 6.35% from June 9, 1998 to but excluding June 15, 2003 (the "First Coupon Reset Date"). The First Coupon Reset Date, June 15, 2008, June 15, 2013, June 15, 2018, June 15, 2023, June 15,
2028 and June 15, 2033, are each referred to herein as a "Coupon Reset Date." If the Company has not theretofore purchased the aggregate principal amount of the Debentures, in whole, the upcoming Coupon Reset Date at any time is referred to herein as the "Applicable Coupon Reset Date." Interest on the Debentures is payable semiannually on June 15 and December 15 of each year, commencing December 15, 1998 (each an "Interest Payment Date"). Interest will be calculated based on a 360-day year consisting of twelve 30-day months. On each Interest Payment Date, interest shall be payable to the persons in whose name the Debentures are registered on the books of the Trustee on the Business Day immediately preceding the related Interest Payment Date (each a "Regular Record Date"). "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or regulation to be closed.

     If the Callholder (as defined below) elects to purchase the principal amount of the Debentures pursuant to its Call Option (as defined below), the Calculation Agent (as defined below) will reset the interest rate effective on the Applicable Coupon Reset Date for the Debentures, pursuant to procedures set forth in the Calculation Agency Agreement (as defined below). In such circumstance, (i) the principal amount of Debentures will be purchased by the Callholder at 100% of the principal amount thereof on the Applicable Coupon Reset Date, on the terms and subject to the conditions described herein and in the Calculation Agency Agreement (interest accrued to but excluding the Applicable Coupon Reset Date will be paid by the Company on such date to the holders of the Debentures on the most recent Regular Record Date) and (ii) on and after the Applicable Coupon Reset Date, the Debentures will bear interest at the rate determined by the Calculation Agent in accordance with the procedures set forth in the Calculation Agency Agreement and the form of Debentures.

     The Debentures will mature on June 15, 2038 (the "Maturity Date"). On the Applicable Coupon Reset Date, however, holders of the Debentures will be entitled to receive 100% of the principal amount thereof either from (i) the Callholder, if the Callholder purchases the Debentures, in whole but not in part, pursuant to its Call Option described in Article Three hereof or (ii) the Company, by the exercise of the Put Option (as defined below) by the Trustee for and on behalf of the holders of the Debentures, if the Callholder does not purchase the Debentures pursuant to the Call Option. If the Call Option is not exercised or if the Call Option otherwise terminates, the Trustee shall exercise the Put Option described in Article Four hereof without the consent of, or notice to, the holders of the Debentures.

     Principal of and interest on the Debentures will initially be payable and the Debentures will be transferable at the corporate trust office of the Trustee in the City of Cincinnati, located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 provided that payment of interest may be made at the option of the Company, by checks mailed to registered holders of the Debentures. If the Debentures are issued in certificated form under the circumstances described in
Section 305 of the Original Indenture, payment shall be made at the Corporate Trust Office of the Trustee against surrender of the applicable Debentures.


                                  ARTICLE THREE

                                   Call Option

     Section 301. Call Option. The Callholder, by giving notice to the Trustee in accordance with Section 302 hereof, has the right to purchase the aggregate principal amount of Debentures, in whole but not in part (the "Call Option"), on the Applicable Coupon Reset Date, at a price equal to 100% of the principal amount thereof (the "Call Price") (interest accrued to but excluding the Applicable Coupon Reset Date to be paid by the Company on such date to the holders of the Debentures on the most recent Regular Record Date). The Company, as holder of the Call Option in respect of the Debentures, or any person to which the Call Option is assigned in accordance with Section 305 hereof, is referred to herein as the "Callholder" in respect of the Debentures.

     In the event the Callholder exercises its rights under the Call Option, unless terminated in accordance with its terms, then (i) not later than 2:00 p.m., New York time on the Business Day prior to the Applicable Coupon Reset Date, the Callholder shall deliver the Call Price in immediately available funds to the Trustee for payment of the Call Price on the Applicable Coupon Reset Date and (ii) the holders of the Debentures will be required to deliver and will be deemed to have delivered the Debentures to the Callholder against payment therefor on the Applicable Coupon Reset Date through the facilities of the Depositary.

     The Callholder is not required to exercise the Call Option, and no holder of the Debentures or any interest therein shall have any right or claim against the Callholder as a result of the Callholder's decision whether or not to exercise the Call Option or performance or non-performance of its obligations with respect thereto.

     Section 302. Notice. With respect to the Debentures and the Call Option related thereto, the Callholder must deliver irrevocable, written notice (the "Call Notice") to the Trustee of its exercise of the Call Option prior to 4:00 p.m. New York City, no later than fifteen (15) calendar days prior to the Applicable Coupon Reset Date. The Call Notice shall contain the requisite delivery details, including the identification of the Callholder's Depositary Account. The Trustee shall send a copy of the Call Notice to the holders of the Debentures no later than the immediately succeeding Business Day.

     Section 303. Termination of Call Option. Except as otherwise specified in clause (a) below, the Call Option will automatically and immediately terminate, no payment will be due from the Callholder and the Coupon Reset Process will terminate, if any of the following occurs: (a) at any time prior to the sale of the Debentures on the third Business Day immediately preceding the Applicable Coupon Reset Date (the "Bid Date"), (i) an Event of Default has occurred and is continuing under Sections 501(1), (2), (3), (4) or (7) under the Original Indenture, (ii) a default, event of default or other similar condition or event (however described) in respect of the Company or any of its subsidiaries has occurred under one or more agreements or instruments relating to indebtedness of the Company or any of its subsidiaries (individually or collectively) in an aggregate amount of not less than $25,000,000, which has resulted in such indebtedness becoming due and payable, under such agreements or instruments, before it would otherwise have been due and payable, or (iii) the Company or any of its subsidiaries has defaulted in making one or more payments on the due date thereof in an aggregate amount of not less than $25,000,000 under such agreements or instruments (after giving effect to any applicable notice requirement or grace period) (in any such event, termination is at Callholder's option) or an Event of Default has occurred and is continuing under Sections 501(5) or (6) under the Original Indenture (in any such event, termination is automatic), (b) if following the Call Notice, less than two dealers named on a list of dealers provided by the Company to Morgan Stanley & Co. Incorporated, as calculation agent (the "Calculation Agent"), have provided an irrevocable written offer for the purchase of the Debentures, settling on the Applicable Coupon Reset Date, in a timely manner as provided in the Calculation Agency Agreement, dated as of June 9, 1998 (the "Calculation Agency Agreement"), between the Company and the Calculation Agent, (c) if, following the Call Notice, the Callholder fails to pay the Call Price by 2:00 p.m., New York time, on the Business Day prior to the Applicable Coupon Reset Date due to the occurrence of a Market Disruption Event, (d) if the Company elects to have
Section 1302 (Defeasance and Discharge) or Section 1303 (Covenant Defeasance) under the Original Indenture applied to any of its Securities or any series of its Securities or (e) if the Company exercises the Optional Redemption (as defined herein) under Section 501 hereof. "Market Disruption Event" shall mean any of the following events, if such events occur or are continuing on any day from, and including, 15 calendar days prior to the upcoming Coupon Reset Date to, and including, the Bid Date in the judgment of the Calculation Agent: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (B) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (C) any material adverse change in the existing financial, political or economic conditions in the United States of America; (D) an outbreak or escalation of major hostilities involving the United States of America or the declaration of a national emergency or war by the United States of America; or (E) any material disruption of the U.S. Treasury securities market, U.S. corporate bond market or U.S. federal wire system; provided, in each case, that in the judgment of the Calculation Agent the effect of the foregoing makes it impractical to conduct the Coupon Reset Process.

     Section 304. Trustee Notification.

     (i) The Company and, if different, the Callholder will promptly notify the Trustee in writing of the termination of the Call Option. The Trustee will promptly thereafter notify the holders of the Debentures that the Trustee, on behalf of such holders, is required to exercise the Put Option on the Applicable Coupon Reset Date.

     (ii) In anticipation of the exercise of the Call Option or the Put Option on the Applicable Coupon Reset Date, the Trustee shall notify the holders of the Debentures, not less than 30 days nor more than 60 days prior to the Applicable Coupon Reset Date, that all Debentures shall be delivered on the Applicable Coupon Reset Date through the facilities of the Depositary against payment of the Call Price by the Callholder under the Call Option or payment of the Put Price (as defined below) by the Company under the Put Option.

     Section 305. Successors and Assigns. A Callholder may at any time assign its rights and obligations under its Call Option; provided, however, (i) such rights and obligations are assigned in whole and not in part and (ii) it provides the Trustee and the Company with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee shall treat the assignee as Callholder under such Call Option for all purposes hereunder. A Callholder may assign its rights under its Call Option without notice to, or consent of, the holders of the Debentures.


                                  ARTICLE FOUR

                                   Put Option

     Section 401. If the Call Option is not exercised or if the Call Option otherwise terminates, the Trustee is required to exercise the right of the holders of the Debentures to require the Company to purchase the aggregate principal amount of Debentures, in whole but not in part (the "Put Option"), on the Applicable Coupon Reset Date at a price equal to 100% of the principal amount thereof (the "Put Price"), plus accrued but unpaid interest to but excluding such Applicable Coupon Reset Date, in each case, to be paid by the Company to such Holders on the Applicable Coupon Reset Date.

     If the Trustee exercises the Put Option then the Company shall deliver the Put Price in immediately available funds to the Trustee by no later than 12:00 p.m. New York time on the Applicable Coupon Reset Date and the holders of the Debentures will be required to deliver and will be deemed to have delivered the Debentures to the Company against payment therefor on the Applicable Coupon Reset Date through the facilities of the Depositary. By its purchase of Debentures, each holder irrevocably agrees that the Trustee shall exercise the Put Option relating to such Debentures for or on behalf of each holder of such Debentures as provided herein. No holder of any Debentures or of any interest therein has the right to consent or object to the exercise of the Trustee's duties under the Put Option.

                                  ARTICLE FIVE

                               Optional Redemption

     Section 501. Subject to the terms of Article Eleven of the Original Indenture, the Company shall have the right to redeem the Offered Debentures, in whole but not in part, from time to time and at any time (such redemption, an "Optional Redemption", and the date thereof, the "Optional Redemption Date") upon not less than 30 days' notice to the holders, at a redemption price equal to the sum of (A) the greater of (i) 100% of the principal amount of the Debentures to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the Optional Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, less the Applicable Accrued Interest Amount plus (B) the Applicable Accrued Interest Amount.

     "Applicable Accrued Interest Amount" means, at the Optional Redemption Date, the amount of interest accrued and unpaid from the prior interest payment date to the Optional Redemption Date on the Debentures subject to the Optional Redemption determined at the rate per annum shown in the title thereof, computed on the basis of a 360-day year of twelve 30-day months.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures to be redeemed pursuant to the Optional Redemption. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to the Optional Redemption Date, the average of the Reference Treasury Dealer Quotations for such Optional Redemption Date.

     "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") the Company will substitute therefor another Primary Treasury Dealer. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     "Remaining Scheduled Payments" means, with respect to any Debenture, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the Optional Redemption Date but for the Optional Redemption.

     "Treasury Rate" means, with respect to the Optional Redemption Date (if any), the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Optional Redemption Date.


                                   ARTICLE SIX

                         Original Issuance of Debentures

     Section 601. Debentures in the aggregate principal amount of $100,000,000, may, upon execution of this Fifth Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures upon a Company Order without any further action by the Company.


                                  ARTICLE SEVEN

                       Paying Agent and Security Registrar

     Section 701. The Fifth Third Bank will be the paying Agent and Security Registrar for the Debentures.


                                  ARTICLE EIGHT

                                Sundry Provisions

     Section 801. Appointment of Replacement Calculation Agent. If the Calculation Agent is removed or resigns pursuant to Section 7 of the Calculation Agency Agreement and within 30 days of notice of such removal or resignation no new Calculation Agent shall have been appointed by the Company, and shall have accepted such appointment, the Trustee may, on behalf of the holders of the Debentures, appeal to a court to appoint a new Calculation Agent.

     Section 802. The Original Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

     Section 803. Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first written above.



                      THE CINCINNATI GAS & ELECTRIC COMPANY



                                    By          /s/ William L. Sheafer
                                                  William L. Sheafer
                                                  Vice President and
                                                      Treasurer


                        THE FIFTH THIRD BANK, as Trustee



                                  By            /s/ Kerry Byrne
                                                  Kerry Byrne
                                                Vice President

                                                                       EXHIBIT A

                           [FORM OF FACE OF DEBENTURE]

                      THE CINCINNATI GAS & ELECTRIC COMPANY

No. R-1
CUSIP No. 172070CG7                                                 $100,000,000




     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE CINCINNATI GAS & ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of One Hundred Million and No/100 Dollars ($100,000,000) on June 15, 2038, and to pay interest thereon from June 9, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate determined as set forth on the reverse hereof, semiannually on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing December 15, 1998, on said principal sum. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day immediately preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be then listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security shall be made at the corporate trust office of the Trustee maintained for that purpose in the City of Cincinnati, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Any payment on this Security due on any day which is not a Business Day in the City of New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such due date, unless such payment is a payment at maturity or upon redemption, in which case interest shall accrue thereon at the stated rate for such additional days.

     As used herein, "Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, including those describing the Call Option, the Put Option, the Optional Redemption and the Coupon Reset Process, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                           THE CINCINNATI GAS & ELECTRIC COMPANY


                           By:_________________________________


CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

                           THE FIFTH THIRD BANK, as Trustee


                           By:_________________________________
                                    Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]


     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 15, 1995 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument as supplemented), between the Company and The Fifth Third Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities of this series and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

     Subject to the Call Option, the Put Option and the Optional Redemption described below, the Securities of this series are not redeemable prior to maturity. The terms of the Securities of this series include those stated in the Indenture. The Securities of this series are subject to all such terms and Holders (including the Holder hereof) are referred to the Indenture for a statement of those terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture.

Interest Rate and Interest Payment Dates

     This Security will bear interest at the rate of 6.35 % from June 9, 1998 to but excluding June 15, 2003 (the "First Coupon Reset Date"). The First Coupon Reset Date, June 15, 2008, June 15, 2013, June 15, 2018, June 15, 2023, June 15,
2028 and June 15, 2033, are each referred to herein as a "Coupon Reset Date." If the Company has not theretofore purchased the aggregate principal amount of the Securities of this series , in whole, the upcoming Coupon Reset Date at any time is referred to herein as the "Applicable Coupon Reset Date." Interest on this Security is payable semiannually on June 15 and December 15 of each year, commencing December 15, 1998 (each an "Interest Payment Date"). Interest on this Security will be calculated based on a 360-day year consisting of twelve 30- day months. On each Interest Payment Date, interest shall be payable to the persons in whose names the Securities of this series are registered (including the Holder hereof) on the books of the Trustee on the Business Day immediately preceding the related Interest Payment Date (each a "Regular Record Date").

     If the Callholder (as defined below) elects to purchase the principal amount of this Security pursuant to its Call Option (as defined below), the Calculation Agent (as defined below) will reset the interest rate effective on the Applicable Coupon Reset Date for this Security, pursuant to the procedures set forth in the Calculation Agency Agreement (as defined below). In such circumstance, (i) the principal amount hereof will be purchased by the Callholder at 100% of the principal amount hereof on the Applicable Coupon Reset Date, on the terms and subject to the conditions described herein and in the Calculation Agency Agreement (interest accrued to but excluding the Applicable Coupon Reset Date will be paid by the Company on such date to the Holder hereof on the most recent Regular Record Date) and (ii) on and after the Applicable Coupon Reset Date, this Security will bear interest at the rate determined by the Calculation Agent in accordance with the procedures set forth in the Calculation Agency Agreement and described herein.

Maturity Date

     This Security will mature on June 15, 2038 (the "Maturity Date"). On the Applicable Coupon Reset Date, however, the Holder hereof will be entitled to receive 100% of the principal amount hereof from (i) the Callholder, if the Callholder purchases this Security pursuant to its Call Option or (ii) the Company, by the exercise of the Put Option by the Trustee for and on behalf of the Holder hereof, if the Callholder does not purchase this Security pursuant to the Call Option. If the Call Option is not exercised or if the Call Option otherwise terminates, the Trustee shall exercise the Put Option described below without the consent of, or notice to, the Holder hereof.

Call Option; Put Option

     (i) Call Option. The Callholder, by giving notice to the Trustee (the "Call Notice"), has the right to purchase the aggregate principal amount hereof, in whole but not in part (the "Call Option"), on the Applicable Coupon Reset Date, at a price equal to 100% of the principal amount hereof (the "Call Price") (interest accrued to but excluding the Applicable Coupon Reset Date to be paid by the Company on such date to the Holder hereof on the most recent Regular
Record Date). The Company, as holder of the Call Option in respect of the Securities of this series, or any person to which the Call Option is assigned in accordance with Section 305 of the Fifth Supplemental Indenture, is referred to herein as the "Callholder" in respect of the Securities of this series. The Call Notice shall be given to the Trustee, in writing, prior to 4:00 p.m. New York City, no later than fifteen calendar days prior to the Applicable Coupon Reset Date. The Call Notice shall contain the requisite delivery details, including the identification of the Callholder's DTC Account. The Trustee shall send a copy of the Call Notice to the Holder hereof no later than the immediately succeeding Business Day.

     In the event the Callholder exercises its rights under the Call Option, unless terminated in accordance with its terms, then (i) not later than 2:00 p.m., New York time, on the Business Day prior to the Applicable Coupon Reset Date, the Callholder shall deliver the Call Price in immediately available funds to the Trustee for payment thereof to the Holder hereof of the Call Price on the Applicable Coupon Reset Date and (ii) the Holder hereof will be required to deliver and will be deemed to have delivered this Security to the Callholder against payment therefor on the Applicable Coupon Reset Date through the facilities of DTC. The Callholder is not required to exercise the Call Option, and no Holder of the Securities of this series (including, the Holder hereof) or any interest herein shall have any right or claim against the Callholder as a result of the Callholder's decision whether or not to exercise the Call Option or performance or non-performance of its obligations with respect thereto.

     The Callholder may at any time assign its rights and obligations under its Call Option; provided, however, (i) such rights and obligations are assigned in whole and not in part and (ii) it provides the Trustee and the Company with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee shall treat the assignee as Callholder under such Call Option for all purposes hereunder. The Callholder may assign its rights under its Call Option without notice to, or consent of, the Holder hereof

     The Indenture sets forth certain circumstances in which the Call Option will automatically be terminated.

     (ii) Put Option. If the Call Option is not exercised or if the Call Option otherwise terminates, the Trustee is required to exercise the right of the Holder hereof to require the Company to purchase the aggregate principal amount of this Security, in whole but not in part (the "Put Option"), on the Applicable Coupon Reset Date at a price equal to 100% of the principal amount hereof (the "Put Price"), plus accrued but unpaid interest to but excluding such Applicable Coupon Reset Date, in each case, to be paid by the Company to the Holder hereof on the Applicable Coupon Reset Date.

     If the Trustee exercises the Put Option then the Company shall deliver the Put Price in immediately available funds to the Trustee by no later than 12:00 p.m. New York time on the Applicable Coupon Reset Date and the Holder hereof will be required to deliver and will be deemed to have delivered this Security to the Company against payment therefor on the Applicable Coupon Reset Date through the facilities of DTC. By its purchase of this Security, each Holder irrevocably agrees that the Trustee shall exercise the Put Option relating to such Security for or on behalf each Holder of such Security as provided herein. No Holder of this Security or of any interest herein has the right to consent or object to the exercise of the Trustee's duties under the Put Option.

Notice to Holders by Trustee

     In anticipation of the exercise of the Call Option or the Put Option on the Applicable Coupon Reset Date, the Trustee shall notify the Holder hereof, not less than 30 days nor more than 60 days prior to the Applicable Coupon Reset Date, that this Security shall be delivered on the Applicable Coupon Reset Date through the facilities of DTC against payment of the Call Price by the Callholder under the Call Option or payment of the Put Price by the Company under the Put Option.

Coupon Reset Process if Securities are Called

     Pursuant to and subject to the terms of a Calculation Agency Agreement, dated June 9, 1998, between the Company and Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. Incorporated has been appointed the calculation agent for the Securities of this series in connection with the Call Option (in such capacity as calculation agent, together with any successors or assigns, the "Calculation Agent"). If the Callholder has exercised the Call Option, then the following steps (the "Coupon Reset Process") shall be taken in order to determine the interest rate to be paid on the Securities of this series from and including the Applicable Coupon Reset Date to but excluding the next succeeding Coupon Reset Date or, if there are no more Coupon Reset Dates after the Applicable Coupon Reset Date, the Maturity Date. The Company and the Calculation Agent shall use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible.

          (a) The Company shall provide the Calculation Agent with (i) a list (the "Dealer List"), no later than five Business Days prior to each Coupon Reset Date (unless the Call Option has been terminated prior to such Coupon Reset Date), containing the names and addresses of three dealers, one of which shall be Morgan Stanley & Co. Incorporated, from which the Company desires the Calculation Agent to obtain the Bids (as defined below) for the purchase of the Securities of this series and (ii) a copy of any other material reasonably requested by the Calculation Agent to facilitate a successful Coupon Reset Process.

          (b) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer ("Dealer") on the Dealer List (i) a copy of the Prospectus Supplement dated June 4, 1998 and Prospectus dated June 4, 1998, relating to the offering of the Securities of this series (collectively, the "Prospectus"), (ii) a copy of the form of Securities of this series and (iii) a written request that each such dealer submit a Bid to the Calculation Agent no later than 3:00 p.m., New York time, on the third Business Day prior to the Applicable Coupon Reset Date (the "Bid Date"). "Bid" shall mean an irrevocable written offer given by a Dealer for the purchase of all of the Securities of this series, settling on the Applicable Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the Securities of this series ("Yield to Maturity"). Each Dealer shall also be provided with (i) the name of the Company, (ii) an estimate of the Purchase Price (which shall be stated as a US Dollar amount and be calculated by the Calculation Agent in accordance with clause (c) below), (iii) the principal amount and Maturity Date of the Securities of this series and (iv) the method by which interest will be calculated on the Securities of this series .

          (c) The purchase price to be paid by any Dealer for the Securities of this series in connection with the exercise of the Call Option (the "Purchase Price") shall be equal to the sum of (i) the principal amount of the Securities of this series, and (ii) an amount (the "Debentures Difference") which shall be equal to the difference, if any, of (A) the discounted present value to the Applicable Coupon Reset Date of a debenture with a maturity of five years from the Applicable Coupon Reset Date which has an interest rate of 5.65%, semiannual interest payments on each June 15th and December 15th, commencing the December 15 following the Applicable Coupon Reset Date, and a principal amount equal to the principal amount of the Securities of this series and assuming a discount rate equal to the Treasury Rate minus (B) such principal amount of Securities of this series. The "Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the- run 5-year United States Treasury security per Telerate page 500, or any successor page, no later than 3:00 p.m., New York time, on the Bid Date (or such other date and time that may be agreed upon by the Company and the Calculation Agent) or, if such rate does not appear on Telerate page 500, or any successor page, at such time, the rates on GovPx End-of- Day Pricing at 3:00 p.m., New York time, on the Bid Date (or such other date and time that may be agreed upon by the Company and the Calculation Agent)

          (d) The Calculation Agent shall provide written notice to the Company as soon as practicable on the Bid Date, setting forth (i) the names of each of the Dealers from whom the Calculation Agent received Bids on the Bid Date, (ii) the Bid submitted by each such Dealer and (iii) the Purchase Price as determined pursuant to paragraph (c) hereof. Except as provided below, the Calculation Agent shall thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid"); provided, however, that if the Calculation Agent has not received a timely Bid from a Dealer on or before the Bid Date, the Selected Bid shall be the lowest of all Bids received by such time; provided further that if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid). The Calculation Agent shall set the Coupon Reset Rate equal to the interest rate which would amortize the Debentures Difference fully over the term of the Securities of this series at the Yield to Maturity indicated by the Selected Bid (the "Coupon Reset Rate").

          (e) Immediately after calculating the Coupon Reset Rate for the Securities of this series, the Calculation Agent shall provide written notice to the Company and the Trustee, setting forth such Coupon Reset Rate. At the request of the Holders, the Calculation Agent will provide to the Holders the Coupon Reset Rate. The Coupon Reset Rate for the Securities of this series will be effective from and including the Applicable Coupon Reset Date to but excluding the next succeeding Coupon Reset Date, or if there are no more Applicable Coupon Reset Dates after the Applicable Coupon Reset Date, the Maturity Date.

          (f) The Callholder shall sell the Securities of this series to the Dealer that made the Selected Bid at the Purchase Price, such sale to be settled on the Applicable Coupon Reset Date in immediately available funds.

          (g) In the event that the Call Option is terminated in accordance with its terms, the Coupon Reset Process shall also terminate.

Optional Redemption

     The Securities of this series are subject to optional redemption, in whole but not in part, from time to time and at any time (such redemption, an "Optional Redemption", and the date thereof, the "Optional Redemption Date") upon not less than 30 days' notice to the holders, at a redemption price equal to the sum of (A) the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the Optional Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, less the Applicable Accrued Interest Amount plus (B) the Applicable Accrued Interest Amount.

     "Applicable Accrued Interest Amount" means, at the Optional Redemption Date, the amount of interest accrued and unpaid from the prior interest payment date to the Optional Redemption Date on the Securities of this series subject to the Optional Redemption determined at the rate per annum shown in the title thereof, computed on the basis of a 360-day year of twelve 30-day months.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series to be redeemed pursuant to the Optional Redemption. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to the Optional Redemption Date, the average of the Reference Treasury Dealer Quotations for such Optional Redemption Date.

     "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") the Company will substitute therefor another Primary Treasury Dealer. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     "Remaining Scheduled Payments" means, with respect to any Securities of this series, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the Optional Redemption Date but for the Optional Redemption.

     "Treasury Rate" means, with respect to the Optional Redemption Date (if any), the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Optional Redemption Date. No Sinking Fund

     The Securities of this series shall not be subject to a sinking fund requirement.

Discharge and Defeasance

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security upon compliance by the Company with certain conditions set forth in the Indenture.

Events of Default

     If an Event of Default with respect to the Securities of this series shall occur and be continuing, the unpaid principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendments to Indenture; Waiver of Defaults

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in, and subject to, the provisions of the Indenture, the Holder of this Security shall not have any right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 35% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonably satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

Obligations Unconditional

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

Transfer and Exchange

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series, and of like tenor, of authorized denominations and for the same aggregate unpaid principal amount, shall be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Holders

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

CUSIP Number

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Security as a convenience to the Holder hereof. No representation is made as to the accuracy of such number and reliance may be placed only on the other identifying information printed hereon.

Governing Law

     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.